SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2002

Advanced Energy Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of Principal Executive Offices)	80525 (Zip Code)

Registrant’s telephone number, including area code: (970) 221-4670

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4. CHANGES TO REGISTRANT’S CERTIFYING ACCOUNTANT.

     On July 15, 2002, Advanced Energy Industries, Inc. (“Advanced Energy”) dismissed Arthur Andersen LLP (“Andersen”), as its independent accountant, and appointed KPMG LLP (“KPMG LLP”) as its new independent accountant for the fiscal year ending December 31, 2002, replacing Andersen. The decision to dismiss Andersen and retain KPMG was approved by Advanced Energy’s Board of Directors upon the recommendation of its Audit Committee.

     Andersen’s report on Advanced Energy’s 2001 financial statements was dated February 28, 2002, in conjunction with the preparation of Advanced Energy’s Annual Report on Form 10-K for the year ended December 31, 2001, which was filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2002.

     The audit reports of Andersen on the consolidated financial statements of Advanced Energy and its wholly-owned and controlled subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During Advanced Energy’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through the date of this Report, there were no disagreements between Advanced Energy and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Advanced Energy’s two most recent fiscal years and the subsequent interim period through the date of this Report.

     Advanced Energy provided Andersen with a copy of the foregoing disclosures. Andersen has informed Advanced Energy that due to its current difficulties, it will be unable to respond to Advanced Energy’s filing stating its agreement or disagreement with such statements.

     During Advanced Energy’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through the date of this Report, Advanced Energy did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

Exhibit No.	Description

99.1	Press release issued by Advanced Energy, dated July 15, 2002

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2002		Advanced Energy Industries, Inc.

	By: Name: Title:	/s/ Michael El-Hillow Michael El-Hillow Senior Vice President and Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Advanced Energy, dated July 15, 2002